CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statements of Additional Information constituting part of this Post Effective Amendment No. 37 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 12, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Reports to Shareholders of John Hancock Regional Bank Fund, John Hancock Financial Industries Fund and John Hancock Disciplined Growth Fund (formerly John Hancock Sovereign Achievers Fund), which appear in such Statements of Additional Information and to the incorporation by reference of our reports into the Prospectuses which constitute parts of this Registration Statement. We also consent to the references to us under the headings "Independent Auditors" in such Statements of Additional Information and to the references to us under the headings "Financial Highlights" in such Prospectuses.


/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
February 24, 1997